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                                                                EXHIBIT 10.32

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION









                          LABORATORY SERVICES AGREEMENT
                                 BY AND BETWEEN
                          SPECIALTY LABORATORIES, INC.
                                       AND
                               UNILAB CORPORATION






                                                                October 15, 1999

1.   GENERAL

     When signed, this document dated this 15th day of October 1999 constitutes an Agreement between SPECIALTY Laboratories, Inc. ("SPECIALTY") with its principal office located in Santa Monica, California and Unilab Corporation ("Unilab") with principal offices located in Tarzana, Sacramento, and San Jose, California. All terms and conditions apply to all three (3) sites with individual differences applicable only to the implementation dates of fee schedules in Attachment A.

2.   TERM AND TERMINATION

     2.1 This Agreement shall commence on October 18, 1999 and continue for a three (3) year period or until terminated in accordance with this Agreement. In consideration for Unilab's Agreement to enter into a three-year term,

          (a)  [***]*;

          (b)  [***]*.

     2.2 TERMINATION WITH CAUSE. Either party may terminate this Agreement with cause upon thirty (30) days' notice to the other party. "Cause" is hereby defined as a material breach by either party to comply with any of the terms of this Agreement after thirty (30) days written notice of such failure or violation by the other party giving notice of such default or non-compliance and written notice of its intention to so terminate unless within such sixty (60) day period the defaulting party has cured the default.

     2.3  RENEWAL. Upon expiration, this Agreement [***]*

3.   [***]*

     During the term of this Agreement, Unilab shall send to SPECIALTY for testing [***]*, providing that SPECIALTY offers and desires to perform such tests for Unilab. The test mix shall be in the same ratio, except in those circumstances where such tests are no longer sent out [tests are conducted in-house], as in the base period of August, 1999, and [***]* is substantially the same ratio as set forth on Attachment B.

     Notwithstanding the foregoing, effective upon a change of control of Unilab (as defined in Section 17), or the purchase by Unilab of a Licensed Clinical Laboratory with a test menu materially broader than that of Unilab, the [***]* shall require Unilab to send to SPECIALTY for testing [***],* provided however that SPECIALTY makes a commercially


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     * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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     reasonable effort to [***]*. The test mix shall be in the same ratio, except in those circumstances where such tests are no longer sent out [tests are conducted in-house], as in the base period of August 1999, and [***]* is in substantially the same ratio as set forth on Attachment B.

4.   LICENSURE AND ACCREDITATION

     SPECIALTY is a duly licensed independent clinical laboratory and fully accredited by the College of American Pathologists and CLIA, among other certifying agencies. SPECIALTY agrees to maintain such licensure and accreditation during the term of this Agreement. SPECIALTY shall maintain at all times during the term of this Agreement, appropriate professional liability coverage.

5.   SUPPLIES

     SPECIALTY shall provide, at no cost to Unilab, all necessary supplies for the proper preparation and submission of specimens to SPECIALTY.

6.   COURIERS AND LOGISTICS

     SPECIALTY will provide all courier and logistic services required to adequately address the laboratory testing submitted by three Unilab locations; Tarzana, San Jose, and Sacramento.

7.   [***]*

     In accordance with this Agreement, [***]*, as set forth in Attachment A. [***]*

8.   INVOICE

     SPECIALTY shall bill Unilab directly, on a monthly basis for its reference testing services except [***]*. All bills to Unilab shall be submitted [***]*. Unilab shall be responsible for any and all taxes (city, state, etc.) arising as a result of this agreement. SPECIALTY shall submit invoices electronically to Unilab. SPECIALTY shall make a commercially reasonable effort to: indicate when [***]* through the identification, of date of service due to the provisions in sections 10.1, 10.2, 10.3, and itemize [***]*.

9.   PAYMENT TERMS

     Unilab agrees to pay SPECIALTY within thirty (30) days of the date invoice is received by Unilab.


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     * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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10.  [***]*

     10.1 With respect to [***]*. SPECIALTY will keep all such information confidential except as required in the normal course of business or as may be required by law.

     10.2 [***]*

     10.3 [***]*

11.  COMPLIANCE POLICIES

     Both Unilab and SPECIALTY agree to comply with all applicable regulatory agencies including, but not limited to CLIA and HCFA. In addition, each party shall administer compliance policies throughout their respective organizations to ensure that such compliance is assured. Examples of such policy topics would include, but not be limited to, patient confidentiality, diagnosis coding, anti-kickback statutes, professional courtesy, Advanced Beneficiary Notice, and CPT-4 coding.

12.  SELF-REFERRAL

     In the event Unilab shall have any physician owners, and is required under applicable law to disclose such ownership. Unilab shall notify SPECIALTY of such fact so that the parties can ensure compliance with self-referral restrictions under applicable federal and state law.

13.  CHANGE IN RULES AND REGULATIONS

     In the event that any Medicare or Medicaid law, rules, regulations, policy (or any other federal, state or local law, rule, regulation, policy, or any interpretation thereof) at any time during the term of this agreement prohibits, restricts or has a materially adverse effect on the Agreement, then the parties to this agreement shall negotiate in good faith to amend or terminate the Agreement.

14.  INDEPENDENT CONTRACTOR

     At all times relevant hereto SPECIALTY shall function as an independent contractor rendering services to Unilab. SPECIALTY shall not be an employee or agent of Unilab and shall not be entitled to any employee benefits from Unilab.

15.  RECORDS

     15.1 Both parties agree to retain, and make available to the other party upon reasonable request, at their own expense for a period of four (4) years following the furnishing of services under this Agreement itself and all books, documents and records that are necessary to verify the nature and extent of the costs thereof, as


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     * PORTIONS OF THIS PAGE HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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          mandated by the Secretary of Health and Human Services, the
          Comptroller General of the United States or any of their duly authorized representatives, in a manner that complies with the requirements of Section 1861(v)(1)(I) of the Social Security Act and any regulations promulgated thereto. Unilab agrees to make available to SPECIALTY upon reasonable request at their own expense during the term of this contract, all books, documents and records that are necessary to verify the accuracy of billing, payor, and test mix accuracy.

     15.2 Both parties agree to notify the other party upon receipt of any such request, related to this Agreement, from any representative of the Secretary of Health and Human Services or the Comptroller General.

     15.3 Both parties agree that any subcontracts with related parties involving costs of Ten Thousand Dollars ($10,000) or more during any twelve (12) months period for the performance of duties under this Agreement shall be amended immediately to require of said related parties the same duties. As used herein, the term "related party" means any party owned or controlled by either party or with whom either party is to a significant extent associated or affiliated.

16.  INDEMNIFICATION

     Each party agrees to indemnify, and hold harmless, the other party's directors, officers, employees, and agents from and against any and all claims, actions, or liabilities of any nature which may be assessed against them by third parties in connection with the performance of services under this Agreement, except to the extent of any willful misconduct or gross negligence of the party seeking indemnification.

17.  BINDING AFFECT & ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns provided, however that this Agreement may not be transferred or assigned without the expressed written consent of SPECIALTY, except for the pending transaction with Kelso, which is specifically deemed to have been consented to by SPECIALTY.

     The parties hereto agree that except for the Kelso transaction, a change of control of Unilab shall constitute an assignment of this Agreement. For purposes of this Agreement, change of control means the acquisition of Unilab by any person, group or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of Unilab) in which Unilab's shareholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity; or a sale of all or substantially all of the assets of Unilab in a transaction in which Unilab's shareholders of record as constituted immediately prior to such sale will immediately after such sale, hold less than 50% of the voting power of the surviving or acquiring entity.


                                     Page 5

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18.  FORCE MAJEURE

     SPECIALTY shall not be liable for any failure to perform its duties under this Agreement due to acts of God; acts, regulations or laws of any government; war or any other condition or cause beyond SPECIALTY's reasonable control. However, if circumstances prevent SPECIALTY from performing its duties, SPECIALTY agrees to use its commercially reasonable efforts to facilitate transfer of testing to an alternative laboratory as mutually agreed.

19.  GOVERNING LAWS

     This Agreement shall be governed and construed in accordance with the laws of the State of California.

20.  ATTORNEY'S FEE/COSTS

     SPECIALTY and Unilab hereby agree that if any action, suit or proceeding is filed by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to its actual attorney's fees and costs in initiating and/or prosecuting said action, suit or proceeding.

21.  VENUE

     21.1 Unilab agrees and specifically acknowledges that all of the services undertaken and/or performed by SPECIALTY are rendered from California.

     21.2 Unilab agrees that if any actions are to be brought by either SPECIALTY and/or Unilab, that said action, suit or proceeding shall be filed in the Los Angeles Superior Court or Los Angeles Municipal Court. Unilab HEREBY AGREES AND SUBMITS TO PERSONAL JURISDICTION IN LOS ANGELES COUNTY.

22.  CONFIDENTIALITY

     Neither party will disclose this Agreement or any of its terms or conditions to any third party except as and to the extent that such disclosure may be required by law, and except that either party may make disclosure to its lenders or investors or to potential buyers if such lenders, investors and potential buyers execute and deliver to both parties confidentiality agreements reasonably satisfactory to both parties. Each party agrees to hold in strictest confidence, and not disclose, divulge or communicate to, or use for the benefit or, any other person, corporation or entity, or misuse in any way, and confidential or non-public information of the other party, other that the disclosure, divulgence or communication of such confidential or non-public information or trade secret that may be required by applicable law.

23.  NOTICES

     All notices to be given by one party to the other under this Agreement shall be given in writing, mailed or delivered as follows:


                                     Page 6

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     Unilab:       Unilab Corporation
                   18408 Oxnard Street
                   Tarzana, California 91356
                   Attention:

     SPECIALTY:    SPECIALTY Laboratories, Inc.
                   2211 Michigan Avenue
                   Santa Monica, California 90404
                   Attention: Contract Administration

24.  ENTIRE AGREEMENT

     This agreement contains the entire understanding between the parties hereto and supersedes any and all prior Agreements and arrangements between the parties relating to the subject matter hereof. No amendment, change, modification or alteration of the terms and conditions hereof shall be binding unless in writing.


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FOR:                                   ACCEPTED:

SPECIALTY LABORATORIES, INC.           UNILAB CORPORATION
SANTA MONICA, CALIFORNIA               TARZANA, CALIFORNIA

NAME:       Paul F. Beyer              NAME:
     ----------------------------           ----------------------------

SIGNATURE:  /s/ Paul F. Beyer          SIGNATURE:          /s/
          -----------------------                -----------------------

TITLE:      President                  TITLE:       Vice President
      ---------------------------            ---------------------------

DATE:       10/15/99                   DATE:        10/15/99
     ----------------------------           ----------------------------



Please mail the signed Agreements to:

         Specialty Laboratories, Inc.
         2211 Michigan Avenue
         Santa Monica, California 90404-3900
         Attention: Contract Administration


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